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                                                                     EXHIBIT 1.1



                        4,500,000 Shares of Common Stock



                          Women First HealthCare, Inc.


                             UNDERWRITING AGREEMENT


                                                                 June [ ], 1999



Allen & Company Incorporated
Needham & Company, Inc.
   as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, NY 10022


Ladies and Gentlemen:

         Women First HealthCare, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, that the Company issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), acting severally and not jointly, an aggregate of 4,500,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 675,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a


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registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-74367), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment, supplement or term sheet with respect to any of the foregoing shall be deemed to include the copy such documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Neither the Commission nor the Blue Sky or securities authority of any state or other jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement or term sheet thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor has any of such authorities instituted or threatened to institute nor, to the Company's knowledge, contemplated instituting, any proceedings with respect to a stop order.

            (b) At the respective time of the effectiveness of the Registration Statement or any



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462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the


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preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

            (c) Ernst & Young LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (A) there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, individually or in the aggregate, including but not limited to relationships with customers and suppliers of the Company; (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries individually or in the aggregate; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (D) since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, individually or in the aggregate, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

            (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, and this Agreement has been duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Representatives, this Agreement constitutes a valid and binding obligation of


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the Company, enforceable in accordance with its terms, except as enforceability
(i) may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally, (ii) is subject to general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

            (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material debenture, note, contract, indenture, mortgage, deed of trust, lease, joint venture or other material agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, or any of its subsidiaries, or any material judgment, writ, decree, order, law, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is necessary or required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company


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hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or such as may be required by the National Association of Securities Dealers in connection with the purchase and distribution of the Shares by the Underwriters.

            (g) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive rights, co-sale rights, registration rights, rights of first refusal or similar rights. All of the outstanding shares of capital stock and all other outstanding securities of the Company have been issued in compliance in all material respects with applicable Federal and state laws. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances or claims, will not have been issued in violation of or be subject to any preemptive rights, co-sale rights, registration rights, rights of first refusal or similar rights and no holder of Shares will be subject to personal liability by reason of being such a holder. The authorized, issued and outstanding capital stock of the Company as of March 31, 1999 was as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization", and, after giving effect to the offering will be as set forth in the column entitled "Pro Forma, As Adjusted" and the number of authorized, issued and outstanding options and other rights is set forth in the footnotes under such caption as of the date set forth therein. Since that date, none of the Company or its subsidiaries have issued any securities other than (i) Common Stock of the Company pursuant to the exercise of previously granted and privately granted options pursuant to the Women First HealthCare Long-Term Incentive Plan (the "Plan"), and (ii) options granted in the ordinary course of business pursuant to the Plan, none of which are currently exercisable. The authorized capital stock of the Company, including the Common


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Stock, the Firm Shares and the Additional Shares, conforms to the descriptions thereof contained in the Registration Statement and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding shares of capital stock, options, warrants or other securities or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any securities of the Company or any of its subsidiaries. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and each of the Plan and stock options granted by the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (h) Each of the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary as set forth on Exhibit 1(h) hereto (collectively, the "Material Jurisdictions"), except for those failures to be so qualified or in good standing which could not in the aggregate have a material adverse effect on the business, prospects, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). All of the outstanding capital stock or membership interests, as the case may be, of each of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free and clear of any liens, mortgages, pledges, charges, security interests, claims, encumbrances or other defects in title whatsoever and none of the outstanding shares of capital stock or membership interests, as the case may be, of any of the Company's subsidiaries was issued in violation of the preemptive rights, co-sale rights, registration rights, rights of first refusal or similar rights of any security holder of any such subsidiary or other party. Except as described in the Prospectus, the Company has


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no agreements, commitments, or understandings with respect to acquiring or selling the business, stock or material assets, except those assets acquired in the ordinary course of business, of the Company, its subsidiaries or any other person or entity. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement, and none of the Company or its subsidiaries owns capital stock or any other interest in any other corporation or entity other than such subsidiaries.

            (i) Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all appropriate Federal, state, local or foreign public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted, or as proposed to be conducted, and as described in the Registration Statement and the Prospectus, except for such Government Licenses which if not held by the Company or one of its subsidiaries would not have a Material Adverse Effect. Each such Governmental License is valid and in full force and effect, the Company and its subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses, and no such Governmental License contains a materially burdensome restriction not disclosed in the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would have a Material Adverse Effect.

            (j) Neither the Company nor any of its subsidiaries is in violation of any provision of its charter or by-laws, as the case may be, or in breach of any of the terms or provisions of or in default (or would be in default with notice or lapse of time, or both) under any debenture, note, contract, indenture, mortgage, deed of trust, lease, joint venture or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of their respective properties, assets or operations may be bound, which default or defaults


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could have a Material Adverse Effect or in violation of any judgment, writ, decree, order, law, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, the violation of which could have, individually or in the aggregate, a Material Adverse Effect.

            (k) Each of the Company and each of its subsidiaries is in compliance with the requirements of the Federal Food, Drug, and Cosmetic Act (the "FDC Act") and have submitted to the Food and Drug Administration all reports and listing information for products required to be submitted under the FDC Act; all products that the Company or any of its subsidiaries market are the subject of all approvals required under the FDC Act and are manufactured in compliance with the applicable Good Manufacturing Practice regulations; all drug samples that are provided by the Company or its subsidiaries are provided in compliance with the FDC Act; and each of the Company and its subsidiaries have promoted its products in compliance with the FDC Act, except, in each case, where the failure to comply would not have a Material Adverse Effect. The Company has promoted all products subject to the jurisdiction of the Federal Trade Commission (the "FTC") in material compliance with the requirements of the FTC. The Company's pharmacy subsidiary possesses all licenses required under state laws and regulations, complies with all applicable state pharmacy requirements, and complies with all requirements under the FDC Act applicable to compounding pharmacies, except where the failure to comply would not have a Material Adverse Effect.

            (l) Except as set forth in the Prospectus, there is no litigation, action, suit, proceeding, inquiry or governmental proceeding or investigation to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or threatened, or, to the best knowledge of the Company, contemplated against the Company or any of its subsidiaries.

            (m) Neither the Company nor any of its directors, officers or affiliates (as defined in the


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Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock in violation of Regulation M under the 1934 Act.

            (n) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries and MenoMorphosis LLC as of the dates indicated and the results of their operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis through the periods involved, except as may be expressly stated in the related notes thereto; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected consolidated financial data, the summary consolidated financial information and the capitalization information included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma stockholders' equity and the pro forma data which reflect the combined results of operations of the Company and MenoMorphosis LLC included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No financial statements are required to be included in the Registration Statement that have not been so included.

            (o) All material Federal, state and local tax returns required to be filed by the Company


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and its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material taxes that are due or claimed to be due from the Company and its subsidiaries have been paid other than those
(i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency that has been, to the best knowledge of the Company proposed to be, asserted against the Company or any of its subsidiaries.

            (p) Each of the Company and its subsidiaries maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its respective business, including, without limitation, insurance coverage for real and personal property owned or leased by them against theft, damage, destruction, acts of vandalism; products liability insurance; professional liability insurance for Women First Pharmacy Services, Inc.'s pharmacy operations; and all other material risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for officers and directors liability insurance of a public company and as would cover claims which could be made in connection with the issuance of the Shares; and the Company has no reason to believe that it will not be able to renew its existing directors and officers liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

            (q) Each of the Company and its subsid iaries has good and marketable title to all personal property and assets owned by it, free and clear of all


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mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except as do not, individually or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made or proposed to be made of such property by the Company or its sub sidiaries, as the case may be. Any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, existing and enforce able leases in full force and effect with such excep tions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be, and neither the Company nor any of its subsidiaries has any notice of any claims of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such leases.

            (r) Each of the Company and its subsid iaries owns or possesses legal and valid rights to use all patents, inventions, copyrights, software, databases, know-how, Internet domain names, trade se crets and other unpatented and/or unpatentable propri etary or confidential information, systems or proce dures, trademarks, service marks, trade names, rights of publicity pertaining to the name, likeness, voice, signatures, and/or biographical information of real persons and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business as currently conducted, and as proposed to be conducted and described in the Prospectus, free and clear of all liens, claims and encumbrances (except for those that could not have a Material Adverse Effect). Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of (i) any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, that (A) challenges the ownership of the Company or any of its subsidiaries in or its right to use any Intellectual Property or (B) alleges that any product or service of the Company or any of its subsidiaries infringes or mis appropriates the Intellectual Property rights of others or constitutes unfair competition or (ii) any facts or circumstances that would render any Intellectual Prop erty owned or used by the Company or any Intellectual Property license agreement to which the Company or any


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of its subsidiaries is a party, invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein or thereunder, subject, with respect to (i) or (ii), to such exceptions, individually or in the aggregate, as could not have a Material Adverse Effect. The Company has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property owned or used by the Company or its subsidiaries and to maintain the secrecy of all such Intellectual Property as to which improper or unauthorized disclosure would impair its value or validity, including the execution of appropriate nondisclosure and confidentiality agreements.

            (s) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding loans, advances, or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them.

            (t) The Shares have been duly approved for quotation and trading on the Nasdaq National Market, subject to official notice of issuance.

            (u) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

            (v) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and after giving effect to the sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus will not be an investment company subject to registration under the Investment Company Act.


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            (w) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors that are likely, individually or in the aggregate, to have a Material Adverse Effect.

            (x) Each of the Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals, or failure to comply with the terms and conditions of such permits, licenses or approvals will not in the aggregate have a Material Adverse Effect.

            (y) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required. The descriptions of contracts in the Registration Statement and the Prospectus are accurate and complete in all material respects; all contracts described in the Registration Statement and the Prospectus are valid, binding and enforceable and are in full force and effect, and neither the Company nor any of its subsidiaries or, to the Company's best knowledge, any other party is in material breach of or default under any provisions of such contracts. Neither the Company nor any of its subsidiaries has experienced a material adverse change in its business relationships with its material suppliers, including without limitation, Ortho-McNeil Pharmaceutical, Inc., Bristol-Meyers-Squibb U.S. Pharmaceuticals Group, Price Ivena ApS, Cosmederm Technologies, Inc. and BioFilm, Inc.


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            (z) Each employee benefit plan, within the meaning of Section 3(3)
of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or any of its subsidiaries has been maintained in compliance in all material respects with its respective terms and the requirements of any applicable statutes, order, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, (i) no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and (ii) the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. The description of the Company's Plan and the options or other rights granted thereunder set forth in the Registration Statement and the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such Plan, options and rights.

            (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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            (ab) The statistical and market-related data included in the
Registration Statement and the Prospectus are derived from sources which the Company reasonably and in good faith believes as of the date hereof to be accurate, reasonable and reliable and such data agrees with the sources from which they were derived.

            (ac) Neither the Company nor its subsidiaries has at any time during the last five (5) years in any jurisdiction (i) made any unlawful contribution to any candidate for office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

            Any certificate signed by any director or officer of the Company or any of its subsidiaries delivered to the Representatives or to Skadden, Arps, Slate Meagher & Flom LLP, 525 University, Suite 220, Palo Alto, CA 94546 ("Underwriters' Counsel") at or in connection with the Closing shall be deemed a representation and warranty by the Company to each Underwriter as the matters covered thereby.

         2. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

            (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Latham & Watkins, 701 B Street, Suite 2100, San Diego, CA 92101 ("Company Counsel"), or at such other place as shall be agreed upon by you and the Company, at 7:00 A.M. on the third or fourth

Business Day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten Business Days (as hereinafter defined) after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). It is understood that each Underwriter has authorized you for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Additional Shares, if any, which it has agreed to purchase. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in California. Payment shall be made to the Company by wire transfer in same day funds, against delivery to you at the offices of Company Counsel or such other location as may be mutually acceptable, for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date.

            (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the option to purchase, severally and not jointly, up to 675,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the purpose of covering over-allotments, if any, in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company.

Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment of the purchase price for the Additional Shares shall be made to the Company by wire transfer in same day funds to such account as specified by the Company to the Representatives in writing at least two full Business Days prior to the Additional Closing Date against delivery to you at the offices of Company Counsel, or such other location as may be mutually acceptable, of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering. Upon your delivery of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to and in compliance with Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If, with your consent, the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

            The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any preliminary prospectus, or of the initiation, or the threatening, of any proceedings with respect to any of the foregoing, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations, or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434 of the Regulations) before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) The Company will comply with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred or a condition shall exist as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters' Counsel or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (c) The Company will promptly deliver to you one signed copy of the Registration Statement, including exhibits and all amendments thereto, and signed copies of all consents, and will maintain in the Company's files signed copies of such documents for at least five years after the date of filing, and the Company will promptly deliver to each of the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Act, such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The copies of the Registration

Statement and Prospectus and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not so qualified or subject.

            (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

            (f) During the period of 180 days from the date of the Prospectus, each of the Company and its subsidiaries will not, without the prior written consent of Allen & Company Incorporated, (which consent may be withheld at the sole discretion of Allen & Company Incorporated), directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for such Common Stock or any other securities of the Company or its subsidiaries, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; or

(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or convertible into or exchangeable for Common Stock whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided that none of the foregoing shall apply to (A) the issuance of Shares to be sold hereunder; (B) the issuance of Common Stock upon conversion of the Series A Preferred Stock and Series B Convertible Preferred Stock on the Closing Date; (C) the issuance of Common Stock upon the exercise of any option or warrant outstanding on the date hereof and disclosed in the Prospectus; (D) the grant of options to purchase shares of Common Stock in the ordinary course of business pursuant to the Women First HealthCare Long-Term Incentive Plan described in the Prospectus; or (E) the issuance of up to 500,000 shares of Common Stock in connection with acquisitions by the Company, to the extent the recipients of shares in connection with the transactions set forth in (B), (C), and (E)agree in writing not to offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock during such 180 day period (or, in the case of shares purchased in this offering by directors and employees of the Company not otherwise subject to the provisions of Rule 144(c) of the Act, a 90 day period following the offering) without the prior written consent of Allen & Company Incorporated.

            (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange. The Company, during the period when the Prospectuses are required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

            (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus and file with the Commission such reports and report such use of proceeds as may be required pursuant to Rule 463 of the Regulations.

            (i) The Company will use its best efforts to cause the Shares to remain approved for quotation and trading on the Nasdaq National Market.

            (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all financial statements and exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes or duties payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and any supplements thereto and the filing fees and the fees the Underwriters' Counsel and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc. and the fees and disbursements of the

Underwriters' Counsel in connection with the review by the NASD of the terms of the sale of the Shares; (vi) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of the Shares (vii) the cost of preparing, printing, and delivering certificates representing the Shares and (viii) the fees and expenses of any transfer agent or registrar.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), (ii) the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, (iii) the performance by the Company of its covenants and other obligations hereunder, and
(iv) the following additional conditions:

            (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the Nasdaq National Market shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
Section 4(a) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities authority and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters' Counsel.

            (b) At the Closing Date you shall have received the opinion of Latham & Watkins, counsel for the

Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                        (i) Each of the Company and Women First Pharmacy
            Services, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. As We Change, LLC has been duly formed as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware. Based solely on certificates from public officials, such counsel shall confirm that each of the Company and each of its subsidiaries is qualified to do business and in good standing as a foreign corporation in the Material Jurisdictions. All of the issued and outstanding shares of capital stock of Women First Pharmacy Services, Inc. and all of the membership interest in As We Change, LLC have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record by the Company, and, to the best of such Counsel's knowledge, are free from any lien, mortgage, pledge, security interest, claim, encumbrances or, except as described in the Prospectus, and, to the best of such Counsel's knowledge, were not issued in violation of preemptive rights, co-sale rights, or rights of first offer of any security holder of any such subsidiary or other party.

                        (ii) Each of the Company and Women First Pharmacy
            Services, Inc. has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. As We Change, LLC has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                        (iii) The authorized, issued and outstanding capital
            stock, of the Company is set forth in the Registration Statement and the

            Prospectus under the caption "CAPITALIZATION." Since the date of the table set forth in under such caption, none of the Company or its subsidiaries have issued any securities other than (i) Common Stock of the Company pursuant to the exercise of previously outstanding and privately granted options pursuant to the Women First HealthCare Long-Term Incentive Plan (the "Plan"), and (ii) to the best of such counsel's knowledge options granted in the ordinary course of business pursuant to the Plan, none of which are currently exercisable. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable and to the best of such counsel's knowledge were not issued in violation of or subject to any preemptive right, co-sale right or right of first offer. The Shares to be issued and sold by the Company pursuant to the Agreement have been duly authorized and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, and assuming you have purchased the Shares without notice of any adverse claims, and that you have not created any liens with respect to the Shares, free and clear of all liens, encumbrances or claims, and, to the best of such counsel's knowledge, will not have been issued in violation of or be subject to any preemptive rights, co-sale rights or rights of first offer. The description of the Common Stock contained in the Prospectus is complete and accurate in all material respects.

                        (iv) The Agreement has been duly authorized, executed
            and delivered by the Company.

                        (v) To the best of such counsel's knowledge, based
            solely on docket searches in the Material Jurisdictions and certificates from officers of the Company, there are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its subsidiaries before or by any court, governmental agency or arbitrator.

                        (vi) The execution, delivery and performance by the
            Company of its obligations under, and the issuance and sale of the Shares by the Company pursuant to, the Agreement will not (i) to the best of such counsel's knowledge, breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any document filed as an exhibit to the Registration Statement; (ii) violate the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries;
            (iii) breach or otherwise violate any existing obligation of the Company or any of its subsidiaries under any court or administrative order, judgment or decree of which such counsel have knowledge; or
            (iv) violate applicable provisions of the General Corporation Law of the State of Delaware or any statute or regulation of the State of California or of the United States known to such counsel to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein). To the best of such counsel's knowledge, no consent, approval, authorization or order of or any filing with, any court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to the Agreement, except such as have been obtained under the Act an the Regulations and such as may be required under state securities or Blue Sky laws (as to which we express no opinion) or by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

                        (vii) The Company is not, and upon consummation of the
            transactions contemplated hereby and the application of the net proceeds of the offering of the Shares as described in the Prospectus will not be, subject to registration as an "investment company" or an entity "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

                        (viii) The Registration Statement and the Prospectus
            comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the Regulations; it being understood, however, that such counsel need not express any opinion with respect to the financial statements, schedules another financial and statistical data derived therefrom and included in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete.

                        (ix) The Registration Statement has become effective
            under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with rule 424(b) and 430A under the Act.

                        (x) Except as described in the Registration Statement or
            the Prospectus to the best of such counsel's knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any shares of capital stock of the Company or any security or other instrument that by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company or any of its subsidiaries. The outstanding stock options relating to the Common Stock have been duly authorized.

                        (xi) The statements set forth in the Registration
            Statement and the Prospectus under the captions "Shares Eligible for Future Sale"; "Description of Capital Stock"; "Business - Licensing and Co-Promotion Agreements"; "Management - Long-Term Incentive Plan"; and in Item 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings, are accurate in all material respects.

                        (xii) The form of certificate used to evidence the
            Shares is in due and proper form and complies with all statutory requirements under the laws of the State of Delaware.

                        (xiii) To the best of such counsel's knowledge, there
            are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or filed as required.

                        (xvi) To the best of such counsel's knowledge, all
            holders of securities of the Company having rights to the registration of shares of Common Stock because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by the reason of lapse of time following notification of the Company's intent to file the Registration Statement.

            In rendering such opinion, Latham & Watkins may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinions, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to facts material to the opinions, statements and assumptions expressed in their opinion, to the extent they deem proper, on written statements and representations of officers and other representatives of the Company and others and upon such certificates and assurances from public officials as they deem necessary, provided that copies of any such statements or certificates shall be delivered to and deemed acceptable by Underwriters' Counsel. The opinions of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

            (c) At the Closing Date you shall have received the opinion of Fox, Bennett & Turner, special regulatory counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that there are no statutes or regulations that are required to be described in the Prospectus that are not described as required and such other matters as are customary and appropriate.

         In addition, the opinions of each of Latham & Watkins and Fox, Bennett & Turner set forth in (b) and (c) above shall also contain a statement that, as applicable, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof during the course of such participation, no facts came to such counsel's attention that caused them to believe that the Registration Statement, at the time it became effective and as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any belief with respect to the financial statements, schedules and other financial and statistical data derived therefrom included in, or omitted from, the Registration Statement or the Prospectus.

            (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel and from the Underwriters' regulatory counsel, Hyman, Phelps & McNamara, P.C., a favorable opinion, dated as of the Closing Date in customary form and covering such matters as you may reasonably request, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion Underwriters' Counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the Federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Underwriters' Counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (e) At the Closing Date you shall have received a certificate of each of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

            (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Ernst & Young LLP, independent public accountants for the Company and MenoMorphosis LLC, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, stating that, among other things: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the information provided in response to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company and MenoMorphosis LLC included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1998, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1998, a review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants in Statement of Auditing Standards No. 71, Interim Financial Information with respect to the three-month period ended March 31, 1999 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1999, there were, as of the date of the most recently available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) during the period from April 1, 1999 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or increase in total net losses, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

            (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you or Underwriters' Counsel may reasonably request.

            (h) At the Closing Date, the Shares shall have been approved for quotation and trading on the Nasdaq National Market, subject to official notice of issuance.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

        7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or inquiry whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the common law, state law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or arise out of, relate to or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or in any supplement thereto or amendment thereof or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that (A) any such loss, liability, claim, damage or expense arises out of, relates to or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company relating to any Underwriter through you expressly for use therein, or (B) if the Company sustains the burden of proving that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus

(which untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Prospectus or in any supplement thereto or amendment thereof), to the extent that (i) the Company previously furnished copies of the Prospectus and any supplements thereto or amendments thereof on a timely basis to the Underwriters, and (ii) a prospectus relating to such Shares was required to be delivered by the Underwriters to the purchaser of such Shares under the Act, and any such loss, liability, claim, damage or expense resulted from the fact that there was not sent or given to the purchaser in question, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus and any supplements thereto or amendments thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the common law, state law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or in any supplement thereto or amendment thereof or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of, relates to or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company relating to any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the last paragraph on the cover page of the Prospectus and the statements set forth in the fourth, fifth, seventh, ninth and eleventh paragraphs and the third sentence of the tenth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided that, unless the indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those available to one or all of the other indemnified parties, the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Allen & Company Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection

(b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company(except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters'

Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares, as the case may be.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, and in certificates of officers of the Company provided pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or any of its officers and directors or any controlling person thereof and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

             (a) This Agreement shall become effective upon the later of (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 10 hereof shall at all times be in full force and effect.

             (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) if trading on the New York or American Stock Exchanges or the Nasdaq National Market (collectively the "Exchanges") shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on any of the Exchanges by the authorities of such Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or
(iv)(A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions, if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

             (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

             (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing by letter, to such Underwriter c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, NY 10022, Attention: John Simon, fax no. (212) 339-2295, with a copy to Gregory
C. Smith, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California, 94301, fax no. (650) 470-4570; if sent to the Company shall be mailed, delivered, or sent by facsimile, telex or telegraph and confirmed in a letter to the Company, Women First HealthCare, Inc., 12220 El Camino Real, Suite 400, San Diego, CA 92130, Attention: David F. Hale, fax no.
(619)509-3888, with a copy to Scott N. Wolfe, Esq., Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California, 92101, fax no. (619) 696-7419.

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an orig inal and all of which together shall constitute one and the same instrument.


         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                             Very truly yours,

                                             WOMEN FIRST HEALTHCARE, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



Accepted as of the date first above written

ALLEN & COMPANY INCORPORATED
NEEDHAM & COMPANY, INC.

By: ALLEN & COMPANY INCORPORATED


By:
   -------------------------------
   Name:
   Title:


On behalf of themselves and the other Underwriters named in Schedule I hereto.

                                    SCHEDULE I




                                                      Number of Firm
Name of Underwriter                                Shares to be Purchased
-------------------------------------------------------------------------
Allen & Company Incorporated.......
Needham & Company, Inc.............








                     Total..........                     __________